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                                                                   Exhibit 10.23

      Form of Non-Statutory Stock Option Agreement - 2003 Stock Option Plan

     THIS AGREEMENT is entered into and effective as of _________ __, 200__ (the "Date of Grant"), by and between Optical Sensors Incorporated (the "Company") and ___________ (the "Optionee").

     A. The Company and its stockholders have adopted the Optical Sensors Incorporated 2003 Stock Option Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant non-statutory stock options to employees and nonemployee consultants and directors of the Company.

     B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

     Accordingly, the parties hereby agree as follows:

1.   GRANT OF OPTION.
     ---------------

     The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase __________ (___) shares (the "Option Shares") of the Company's common stock, $.01 par value (the "Common Stock"), according to the terms and subject to the terms and conditions set forth in this Agreement and the Plan. The Option is for non-qualified stock and is not intended to be an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   OPTION EXERCISE PRICE.
     ---------------------

     The per share price to be paid by Optionee in the event of an exercise of the Option will be $____.

3.   DURATION OF OPTION AND TIME OF EXERCISE.
     ---------------------------------------

     3.1. Initial Period of Exercisability. The Option shall become exercisable with respect to the Option Shares in four (4) installments. The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option shall become exercisable on such dates:

               Initial Date of          Number of Option Shares
               Exercisability           Available for Exercise
               -------------------      -----------------------
               _________ __, 200__                 #
               _________ __, 200__                 #
               _________ __, 200__                 #
               _________ __, 200__                 #

          The foregoing rights to exercise this Option shall be cumulative with respect to the Option Shares becoming exercisable on each such date but in no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on __________ __, 201__ (the "Time of Termination").

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     3.2. Termination of Employment or Other Service. Except as otherwise provided in Section 3.3 below:

          (a) In the event that the Optionee's employment or other service with the Company and all Subsidiaries (as defined in the Plan) is terminated by reason of the Optionee's death, Disability or Retirement (as such terms are defined in the Plan), this Option shall remain exercisable to the extent exercisable as of such termination for a period of one (1) year after such termination in the case of death or Disability and three (3) months in the case of Retirement (but in no event after the Time of Termination).

          (b) In the event the Optionee dies within three months following termination of employment or other service with the Company for any reason other than "cause" (as defined in the Plan), then this Option shall remain exercisable to the extent exercisable as of such termination for a period of one year after such termination (but in no event after the Time of Termination).

          (c) In the event the Optionee's employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, all rights of the Optionee under the Plan and this Agreement shall immediately terminate without notice of any kind, and this Option shall no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "Cause" (as defined in the Plan), this Option shall remain exercisable to the extent exercisable as of such termination for a period of three (3) months after such termination (but in no event after the Time of Termination).

          (d) Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Optionee materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of the Optionee's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Optionee under this Agreement and the Plan without notice of any kind.

     3.3. Change in Control.

          (a) For purposes of this Section 3.3, the term "Change in Control" shall have the meaning set forth in Section 9.1 of the Plan.

          (b) If any events constituting a Change in Control of the Company shall occur, then this Option shall become immediately exercisable in full until the Time of Termination, whether or not the Optionee remains in the employ or service of the Company or any Subsidiary. In addition, if a Change in Control of the Company shall occur, the Committee, in its sole discretion, and without the consent of the Optionee, may determine that the Optionee shall receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

          (c) Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the exercisability of this Option or the payment of cash in

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               exchange for all or part of this Option as provided above (which acceleration or payment could be deemed a payment within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and the payments to the Optionee as set forth herein shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

4.   MANNER OF OPTION EXERCISE.
     -------------------------

     4.1. Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice shall be in a form satisfactory to the Committee, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

     4.2. Payment. At the time of exercise of this Option, the Optionee shall pay the total purchase price of the Option Shares to be purchased solely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that to the extent permitted by the Plan, the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination thereof. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" shall have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of this Option.

5.   NONTRANSFERABILITY.
     ------------------

     Neither this Option nor the Option Shares acquired upon exercise may be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except as provided in the Plan. Any attempt to transfer or encumber this Option or the Option Shares other than in accordance with this Agreement and the Plan shall be null and void and shall void this Option.

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6.   LIMITATION OF LIABILITY.
     -----------------------

     Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

7.   WITHHOLDING TAXES.
     -----------------

     The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

8.   ADJUSTMENTS.
     -----------

     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number, kind and exercise price of securities subject to this Option.

9.   SUBJECT TO PLAN.
     ---------------

     The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference herein in their entirety, and the Optionee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan, and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the terms of the Plan shall prevail.

10.  MISCELLANEOUS.
     -------------

     10.1. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     10.2. Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

     10.3. Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

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     10.4. Amendment and Waiver. Other than as provided in the Plan, this
           Agreement may be amended, waived, modified or cancelled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

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     The parties hereto have executed this Agreement effective the day and year first above written.

                                        OPTICAL SENSORS INCORPORATED


                                        By
                                            ------------------------------------
                                        Its
                                            ------------------------------------

[By execution hereof, the Optionee      OPTIONEE
acknowledges having received a copy of
the Plan.]                              ----------------------------------------
                                        [insert name]


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